Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”) made as of the last date set forth on the signature page hereof between Clean Wind Energy Tower, Inc. (the “Company”), and the undersigned (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company is offering a maximum of 500 Units ($500,000) (the “Offering”) on a best efforts basis, at a price of $1,000 per Unit. Each Unit consisting of a $1,000 convertible debenture of the Company, convertible into common stock, $.0001 par value per share (the “Common Stock”), at $0.__ per share, in the form attached hereto (the “Debentures”). The Common Stock, Debentures, and the “Units” are hereinafter occasionally referred to as the Securities;

WHEREAS, the Company intends to offer the Units directly and, may, in its sole discretion, offer a portion of the units through placement agents; and

WHEREAS, the Subscriber desires to purchase that number of Units set forth on the signature page hereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY SUBSCRIBER

1.1              The Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such number of Units, and the Company agrees to sell to the Subscriber as is set forth on the signature page hereof, at a per Unit price equal to $1,000 per Unit. The purchase price is payable by personal or business check or money order made payable to “Clean Wind Energy Tower, Inc.” contemporaneously with the execution and delivery of this Agreement by the Subscriber. Subscribers may also pay the subscription amount by, wire transfer of immediately available funds to:

Name:	CLEAN WIND ENERGY TOWER, INC.
Bank:	SunTrust Bank
Account:	1000145330774
ABA #:	055002707
Address;	Annapolis, Maryland

The Subscriber recognizes that the purchase of the Units involves a high degree of risk including that set forth in the Confidential Information Memorandum.

1.2              The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as indicated by the Subscriber’s responses to the questions contained in Article VII hereof, and that the Subscriber is able to bear the economic risk of an investment in the Units.

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1.3              The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are thinly traded on the OTCBB or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Units to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

1.4              The Subscriber hereby acknowledges receipt and careful review of this Agreement, the 34 Act Reports (as defined herein), including all exhibits thereto and the Risk Factors included in our Form 10-K Annual Report filed with the Securities and Exchange, and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering. Notwithstanding the foregoing, the Subscriber hereby confirms that it has not received from the Company nor is it in possession of any material nonpublic information relating to the Company and its operations.

1.5              (a)        In making the decision to invest in the Units the Subscriber has relied solely upon the information provided by the Company in the Offering Materials. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Units hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Units other than the Offering Materials.

(b)           The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Units by the Company (or an authorized agent or representative thereof) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.6              The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.

1.7              The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder. The Subscriber understands that the Securities have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

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1.8              The Subscriber understands that the Securities comprising the Units have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

1.9              The Subscriber understands that there is a limited public market for the Common Stock issuable upon conversion of the Debentures. The Subscriber understands that even if more significant public market develops for such Securities, Rule 144 (“Rule 144”) promulgated under the Securities Act requires for non-affiliates, among other conditions, a six month holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act or any state securities or “blue sky” laws other than as set forth in Article V.

1.10          The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities that such Securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

1.11          The Subscriber understands that the Company will review this Agreement and is hereby given authority by the Subscriber to call Subscriber’s bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company, at its sole discretion, reserves the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject or limit any subscription, to accept subscriptions for fractional Units and to close the Offering to the Subscriber at any time and that the Company will issue stop transfer instructions to its transfer agent with respect to such Securities.

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1.12          The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

1.13          The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Units. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.14          If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.15          The Subscriber acknowledges that if he or she is a Registered Representative of an FINRA member firm, he or she must give such firm the notice required by the FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 7.3 below.

1.16          The Subscriber acknowledges that at such time, if ever, as the Securities are registered, sales of the Securities will be subject to state securities laws.

1.17          The Subscriber represents that the Subscriber has read and fully understands the risks associated with the Company and the Units.

1.18          (a)        The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b)         The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law.

1.19          The Subscriber agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Securities by the Subscriber in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (b) any false representation or warranty or any breach or failure by the Subscriber to comply with any covenant made by the Subscriber in this Agreement (including the Confidential Investor Questionnaire contained in Article VII herein) or any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

1.20          The Subscriber represents that neither the Subscriber or any affiliates of the Subscriber has an open short position in the common stock of the Company and the Subscriber agrees that, so long as any of the Securities remain outstanding the Subscriber will not enter into or effect any “short sales” (as such term is defined in Rule 3b-3 of the 1934 Act) of the Common Stock, or shares of common stock issuable upon conversion of the Debentures, or hedging transaction which establishes a net short position with respect to the Common Stock or shares of common stock issuable upon conversion of the Debentures.

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II.	REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

2.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business.

2.2              Capitalization and Voting Rights. The authorized capital stock and outstanding derivative securities of the Company is as set forth in the 34 Act Reports. All issued and outstanding shares of the Company are validly issued, fully paid and non-assessable. Except as set forth in the Offering Materials and the 34 Act reports, and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Company’s Articles of Incorporation (the “Articles of Incorporation”), By-Laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

2.3              Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the (i) authorization execution, delivery and performance of this Agreement by the Company; and (ii) authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Common Stock, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The issuance and sale of the Common Stock contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived in connection with this offering.

2.4              No Conflict; Governmental Consents.

(a)                The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Articles of Incorporation or By-Laws of the Company, and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

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(b)               No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Units, except such filings as may be required to be made with the SEC, FINRA, NASDAQ and with any state or foreign blue sky or securities regulatory authority.

2.5              Licenses. Except as otherwise set forth in the 34 Act Reports, the Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects in compliance therewith.

2.6              Litigation. Except as otherwise set forth in the 34 Act Reports, the Company knows of no pending or threatened legal or governmental proceedings against the Company which could materially adversely affect the business, property, financial condition or operations of the Company or which materially and adversely questions the validity of this Agreement or any agreements related to the transactions contemplated hereby or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could materially adversely affect the business, property, financial condition or operations of the Company. There is no action, suit, proceeding or investigation by the Company currently pending in any court or before any arbitrator or that the Company intends to initiate.

2.7              Disclosure. The information set forth in the Offering Materials as of the date hereof contains no untrue statement of a material fact nor omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.8              Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

2.9              Placement Agent. The Company, in its sole option, may engage, a placement agent to act as agent of the Company in connection with the transactions contemplated by this Agreement.

2.10          Intellectual Property.

(i)                 To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. Except as disclosed in the 34 Act Reports, there are no material outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

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(ii)               Except as disclosed in the 34 Act Reports, the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently conducted.

(iii)             Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the best of the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

(iv)             To the best of the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business conducted by the Company; and to the best of the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such material violation. The Company has not received any written notice alleging that any such material violation has occurred. Except as described in the 34 Act Reports, no employee of the Company has been granted the right to continued employment by the Company or to any compensation following termination of employment with the Company except for any of the same which would not have a material adverse effect on the business of the Company.

2.11          Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent; (b) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and (c) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

2.12          Obligations to Related Parties. Except as described in the 34 Act Reports, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary or other compensation for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as may be disclosed in the 34 Act Reports, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

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2.13          34 Act Reports. The Company has provided the Subscriber with its Annual Report on Form 10-K for the year ended December 31, 2011, its Form 10-Q for each of the quarters ended March 31, 2012 and subsequent Form 8-Ks (the “34 Act Reports”). No statement of fact made by the Company in its 34 Act Reports contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made.

III.	TERMS OF SUBSCRIPTION

3.1              Debentures purchased by the Subscriber pursuant to this Agreement will be prepared for delivery to the Subscriber within 15 business days following the Closing at which such purchase takes place. The Subscriber hereby authorizes and directs the Company to deliver the Debentures purchased by the Subscriber pursuant to this Agreement directly to the Subscriber’s residential or business address indicated on the signature page hereto.

IV.	CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

4.1              The Subscriber’s obligation to purchase the Units at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a)                Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

(b)               No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c)                No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

V.	INTENTIONALLY LEFT BLANK

VI.	MISCELLANEOUS

6.1              Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefore, addressed as follows:

if to the Company, to it at:

Clean Wind Energy Tower, Inc.
1997 Annapolis Exchange Parkway, Suite 300

Annapolis, Maryland 21401

Attn: Ronald Pickett, CEO

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if to the Subscriber, to the Subscriber’s address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

6.2              Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

6.3              This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.4              Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

6.5              NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE COURT OF COMMON PLEAS IN THE STATE OF MARYLAND AND FOR THE COUNTY OF BALTIMORE OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

6.6              In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

6.7              The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

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6.8              It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.9              The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.10          This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6.11          Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

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VII.	CONFIDENTIAL INVESTOR QUESTIONNAIRE

7.1              The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A __	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B __	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C __	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.

Category D __	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

______________________________
______________________________

Category E __	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F __	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Common Stock and with total assets in excess of $5,000,000. (describe entity)

______________________________
______________________________
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Category G ___	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H ___	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

______________________________
______________________________

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

7.2              MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a) Individual Ownership

(b) Community Property

(c) Joint Tenant with Right of Survivorship (both parties must sign)

(d) Partnership*

(e) Tenants in Common

(f) Company*

(g) Trust*

(h) Other*

*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

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FINRA AFFILIATION.

Are you affiliated or associated with an FINRA member firm (please check one):

Yes _________          No __________

If Yes, please describe:

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

*If Subscriber is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

_________________________________

Name of FINRA Member Firm

By: ______________________________

Authorized Officer

Date: ____________________________

7.4              The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article VII and such answers have been provided under the assumption that the Company will rely on them.

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NUMBER OF UNITS __ X $1,000 = ____________ (the “Purchase Price”)

____________________	____________________
Signature	Signature (if purchasing jointly)

____________________	____________________
Name Typed or Printed	Name Typed or Printed

____________________	____________________
Title (if Subscriber is an Entity)	Title (if Subscriber is an Entity)

____________________	____________________
Entity Name (if applicable)	Entity Name (if applicable

____________________	____________________
____________________	____________________
Address	Address

____________________	____________________
City, State and Zip Code	City, State and Zip Code

____________________	____________________
Telephone-Business	Telephone-Business

____________________	____________________
Telephone-Residence	Telephone-Residence

____________________	____________________
Facsimile-Business	Facsimile-Business

____________________	____________________
Facsimile-Residence	Facsimile-Residence

____________________	____________________
Tax ID # or Social Security #	Tax ID # or Social Security

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Name in which securities should be issued: ________

Dated:          __________________ , 2012

This Securities Purchase Agreement is agreed to and accepted as of _________ __, 2012.

CLEAN WIND ENERGY TOWER, INC.

By:____________________________________
Name: Ronald Pickett
Title: Chief Executive Officer
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CERTIFICATE OF SIGNATORY

(To be completed if Units are

being subscribed for by an entity)

I, ____________________________, am the ____________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Securities Purchase Agreement and to purchase and hold the Securities, and certify further that the Securities Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________, 2012

_______________________________________
(Signature)

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